UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             Form 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of report  February 24, 1997


                     CASINO RESOURCE CORPORATION



  Minnesota                       0-22242                  41-0950482
(State or other            (Commission File Number)    (IRS Employer
jurisdiction of incorporation)                          Identification No.)



        1719 Beach Boulevard, Suite 306, Biloxi, Mississippi 39531-5396
                   (Address of Principal Executive Office)


Registrant's telephone number, including area code  (601) 435-1976

Item 5.   OTHER EVENTS

On February 6, 1997, the Company announced it sold its 20% interest in New Palace Casino, L.L.C. to its 80% J.V. partners, Robert and Lawana Low of Springfield, Missouri.

A copy of the press release is attached and incorporated as part of this filing.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CASINO RESOURCE CORPORATION



February 24, 1997
                              /s/ Maurice P. Gaudet
                              --------------------------------
                              Maurice P. Gaudet
                              Chief Financial Officer

FOR IMMEDIATE RELEASE:     Thursday, February 6, 1997

                    CONTACT:   Robert J. Allen, Vice President
                                             Casino Resource Corporation
                                             601-435-1976

                  CASINO RESOURCE CORPORATION

BILOXI, MISS. - Casino Resource Corporation (NASDAQ: CSNR), a Minnesota corporation headquartered in Biloxi, Mississippi, today announced that it has sold its 20% interest in New Palace Casino, L.L.C. to its 80% J.V. partners, Robert and Lawana Low of Springfield, Missouri. As consideration CRC will receive $1.0 million in cash and a note for $250,000 due on January 31, 1999. CRC also will receive a return of all moneys expended by CRC on behalf of the L.L.C. CRC and the Lows closed the transaction purchasing the Palace on January 31, 1997. The Company issued a debenture for $1.5 million payable to Maritime, Inc., the debtor-in-possession, which has a term of two years and a 6% interest rate and is payable in cash or the Company's common stock at the then prevailing market price, at CRC's discretion.

According to CEO Jack Pilger, "A combination of events contributed to our decision, some of which included our cash commitments to other projects such as our wholly owned Tunisian casino venture scheduled to open this summer, our Pigeon Forge theatre which opens this March, and the possible opportunities that become available if the Pokagon gaming compact is signed this spring."


"As an additional complication, the fact that CRC could not manage the facility until its corporate officers and Board members were found suitable and this, in our opinion, put additional pressure on turning the Palace around as a viable venture. The Gaming Commission worked very hard with respect to their timeliness, but a thorough investigation of a company and its officers sometimes takes up to nine months. It is the Company's belief that all of its present officers and directors would be found suitable in this or any future gaming jurisdictions." The terms of the sale of the Company's interest to the Lows is subject to approval by the Mississippi Gaming Commission.


Casino Resource Corporation is a diversified entertainment, hospitality and gaming enterprise. The Company owns and operates the 2,000-seat Country Tonite Theatre in Branson, Missouri, and will operate the new 1,500-seat Country Tonite Theatre in Pigeon Forge, Tennessee, scheduled to open in March of 1997. In addition, the Company owns Country Tonite Enterprises, an award-winning theatrical production company in Las Vegas, Nevada (producers of the "Country Tonite Show," currently in its fifth year at the Aladdin Hotel); and the Grand Hinckley Inn, located in Hinckley, Minnesota, adjacent to the Grand Casino. Further, the Company has entered into strategic alliances with Harrah's Entertainment for the development of Indian gaming properties in Michigan and Indiana; has agreed to lease and operate a casino and 500-seat theatre in Sousse, Tunisia.